Exhibit 4.17
DESCRIPTION OF REGISTRANT’S SECURITIES
REGISTERED PURSUANT TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
As of December 31, 2019, International Flavors and Fragrances Inc. (the “Company”) had five classes of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (1) common stock; (2) 6.00% Tangible Equity Units; (3) 0.500% Senior Notes due 2021; (4) 1.800% Senior Notes due 2026; and (5) 1.750% Senior Notes due 2024.
DESCRIPTION OF COMMON STOCK
The following description of our common stock is a summary and does not purport to be complete. This description is subject to and qualified in its entirety by reference to our Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and our By-Laws, as amended (the “By-Laws”), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K of which this Exhibit 4.17 is a part. We encourage a holder to read our Certificate of Incorporation, our By-Laws and the applicable provisions of the New York Business Corporation Law for additional information.
Authorized Shares
As of December 31, 2019, our authorized common stock consists of Five Hundred Million (500,000,000) shares, each with a par value of $0.125 per share (“common stock”).

Dividends
Holders of Common Stock are entitled to receive such dividends as the Company’s Board of Directors (the “Board”) may from time to time declare out of funds legally available therefore under the laws of the State of New York, in amounts that the Board may determine in its sole discretion. Covenants and other restrictions in loan agreements entered into by the Company from time to time may restrict our ability to pay dividends without lender consent.

Voting Rights
Holders of common stock are entitled to one vote per share on the election of directors and all matters submitted to a vote of stockholders. There is no cumulative voting. With respect to the election of directors, at each meeting of stockholders for the election of directors at which a quorum is present, except in the case of a contested election, the vote required for election of a director will be the affirmative vote of a majority of the votes cast in favor of or against the election of a nominee. In a contested election, the persons receiving a plurality of the votes cast at the meeting will be elected as directors. An election will be deemed to be contested if, as of the record date for the stockholder meeting in question, there are more nominees for election than positions on the Board to be filled by election at the meeting. For all other matters put to a vote of stockholders, assuming a quorum is present, the vote of the holders of a majority of the votes cast will decide any question brought before such meeting, except as otherwise expressly provided by the Certificate of Incorporation, By-laws or the laws of the State of New York.

Rights Upon Liquidation, Dissolution or Winding Up
On liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets available for distribution to holders of common stock, as determined by applicable law.

Preemptive Rights
Except as may otherwise be determined by a two-thirds vote of the Board, holders of common stock may be entitled to purchase any new or additional issue of any equity or voting shares of the Company or of any security convertible into equity or voting shares, if and to the extent required by the laws of the State of New York and applicable provisions of our Certificate of Incorporation. Such rights do not apply to shares issued upon the exercise of stock options.
Other Provisions
Under the Certificate of Incorporation, except as otherwise provided by the laws of the State of New York, the Board is authorized, without the approval of the stockholders, to authorize and issue obligations of the Company and to determine the associated rights as to redeemability, convertibility or otherwise in its sole discretion.

Certain Statutory Provisions
Certain provisions of the law of the State of New York may place restrictions on Company stockholders based on their ownership of a substantial amount of the Company’s outstanding shares of common stock or otherwise have the effect of delaying or preventing a change in control of the Company. As a general matter, New York law places restrictions on the ability of the Company to engage in a business combination with a beneficial holder of twenty percent or more of the Company’s outstanding common stock unless the approval of the Board or disinterested shareholders is timely obtained or other specified conditions are met.

Listing
The common stock is currently listed on the New York Stock Exchange (“NYSE”), the Tel Aviv Stock Exchange and on Euronext Paris under the symbol “IFF.”

Transfer Agent and Registrar
The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

DESCRIPTION OF THE 6.000% TANGIBLE EQUITY UNITS
The following is a description of our 6.000% Tangible Equity Units (“Units”), including the terms of the purchase contracts and the amortizing notes, and does not purport to be complete. This description is subject to and qualified in its entirety by reference to (i) the indenture, dated as of March 2, 2016, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, dated as of September 17, 2018, under which the amortizing notes were issued (together, the “Indenture”), and (ii) the purchase contract agreement (the “purchase contract agreement”) under the Indenture, dated as of September 17, 2018, between us and U.S. Bank National Association, as purchase contract agent, as attorney-in-fact for holders of purchase contracts and as trustee for the Indenture, pursuant to which the purchase contracts and Units were issued, which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.17 is a part.

There were initially issued 16,500,000, each with a stated amount of $50.
Components of the Units
Each Unit offered is comprised of:

•
a prepaid stock purchase contract, pursuant to which we will deliver to the holder, not later than September 15, 2021 (subject to postponement in certain limited circumstances, the “mandatory settlement date”), unless earlier redeemed or settled, a number of shares of our common stock, par value $0.125 per share (the “common stock”) per purchase contract equal to the settlement rate described below under “Description of the Purchase Contracts—Delivery of Common Stock;” and

•
a senior amortizing note with an initial principal amount of $8.45436 that pays equal quarterly installments of $0.75000 per amortizing note (except for the December 15, 2018 installment payment, which was $0.73333 per amortizing note), which cash payment in the aggregate will be equivalent to 6.00% per year with respect to the $50 stated amount per Unit.

Unless previously settled at the holder’s option, settled at our option, or redeemed at our option, holders will receive not more than 0.3839 shares and not less than 0.3134 shares of our common stock on the mandatory settlement date, based upon the applicable “settlement rate” (as defined below), which is subject to adjustment as described herein, and the “applicable market value” (as defined below) of our common stock, as described below under “Description of the Purchase Contracts—Delivery of Common Stock.”
Each amortizing note had an initial principal amount of $8.45436. On each of March 15, June 15, September 15 and December 15, which commenced on December 15, 2018, we will pay equal cash installments of $0.75000 on each amortizing note (except for the December 15, 2018 installment payment, which was $0.73333 per amortizing note). Each installment constitutes a payment of interest (at a rate of 3.79% per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth under “Description of the Amortizing Notes—Amortization Schedule.”
The stated amount of each Unit must be allocated between the amortizing note and the purchase contract based upon their relative fair market values. We have determined that the fair market value of each amortizing note is $8.45436 and the fair market value of each purchase contract is $41.54564, as set forth in the purchase contract agreement. Each holder agrees to such allocation and this position will be binding upon each holder (but not on the Internal Revenue Service).
Separating and Recreating Units
Upon the conditions and under the circumstances described below, a holder has the right to separate a Unit into its component parts, and a holder of a separate purchase contract and a separate amortizing note has the right to combine the two components to recreate a Unit.

Separating Units
On any business day during the period beginning on, and including, September 18, 2018, but excluding, the second scheduled trading day immediately preceding September 15, 2021 or, if earlier, the second scheduled trading day immediately preceding any “early mandatory settlement date” (as defined under “Description of the Purchase Contracts”) and also excluding the business day immediately preceding any installment payment date (provided, the right to separate the Units shall resume after such business day), a holder has the right to separate a holder’s Unit into its constituent purchase contract and amortizing note (which we refer to as a “separate purchase contract” and a “separate amortizing note,” respectively, and which will thereafter trade under their respective CUSIP numbers), in which case that Unit will cease to exist. If a holder beneficially owns a Unit, a holder may separate it into its component purchase contract and component amortizing note by delivering written instructions to the broker or other direct or indirect participant through which a holder hold an interest in a holder’s Unit (a “participant”) to notify The Depository Trust Company (“DTC”) through DTC’s Deposit/Withdrawal at Custodian (“DWAC”) system of a holder’s desire to separate the Unit. Holders who elect to separate a Unit into its constituent purchase contract and amortizing note shall be responsible for any fees or expenses payable in connection with such separation.
“Business day” means any day other than a Saturday, Sunday or any day on which banking institutions in New York, New York are authorized or obligated by applicable law or executive order to close or be closed.
Separate purchase contracts and separate amortizing notes will be transferable independently from each other.
Recreating Units
On any business day during the period beginning on, and including, September 18, 2018, but excluding, the second scheduled trading day immediately preceding September 15, 2021 or, if earlier, the second scheduled trading day immediately preceding any early mandatory settlement date and also excluding the business day immediately preceding any installment payment date (provided, the right to recreate the Units shall resume after such business day), a holder may recreate a Unit from its separate purchase contract and separate amortizing note. If a holder beneficially owns a separate purchase contract and a separate amortizing note, it may recreate a Unit by delivering written instruction to the holder’s participant to notify DTC through DTC’s DWAC system of a holder’s desire to recreate the Unit. Holders who elect to recreate Units shall be responsible for any fees or expenses payable in connection with such recreation.

Global Securities
Each Unit, purchase contract and amortizing note is represented by global securities registered in the name of a nominee of DTC. Holders are not entitled to receive definitive physical certificates for Units, purchase contracts or amortizing notes, except under the limited circumstances. Beneficial interests in a Unit and, after separation, the separate purchase contract and separate amortizing note will be represented through book-entry accounts of, and transfers will be effected through, direct or indirect participants in DTC.

Deemed Actions by Holders by Acceptance
Each holder of Units or separate purchase contracts, by acceptance of such securities, is deemed to have:

•
irrevocably authorized and directed the purchase contract agent to execute, deliver and perform on its behalf the purchase contract agreement, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•
in the case of a purchase contract that is a component of a Unit, or that is evidenced by a separate purchase contract, irrevocably authorized and directed the purchase contract agent to execute, deliver and hold on its behalf the separate purchase contract or the component purchase contract evidencing such purchase contract, and appointed the purchase contract agent as its attorney-in-fact for any and all such purposes;

•	consented to, and agreed to be bound by, the terms and provisions of the purchase contract agreement; and

•	in the case of a holder of a Unit, agreed, for all purposes, including U.S. federal income tax purposes, to treat:

o	a Unit as an investment unit composed of two separate instruments, in accordance with its form;

o	the amortizing notes as indebtedness of ours; and

o
the allocation of the $50 stated amount per Unit between the purchase contract and the amortizing note so that such holder’s initial tax basis in each purchase contract will be $41.54564 and such holder’s initial tax basis in each amortizing note will be $8.45436.

Listing of Units
The Units are listed on the NYSE under the symbol “IFFT.”
Description of the Purchase Contracts
Delivery of Common Stock
Unless previously redeemed or settled early at a holder’s or our option, for each purchase contract we will deliver to the holder on September 15, 2021 (subject to postponement in certain limited circumstances described below, the “mandatory settlement date”) a number of shares of our common stock. The number of shares of our common stock issuable upon settlement of each purchase contract (the “settlement rate”) will be determined as follows:

•
if the applicable market value of our common stock is greater than the threshold appreciation price, then a holder will receive 0.3134 shares of common stock for each purchase contract (the “minimum settlement rate”);

•
if the applicable market value of our common stock is greater than or equal to the reference price but less than or equal to the threshold appreciation price, then a holder will receive a number of shares of common stock for each purchase contract equal to the Unit stated amount of $50, divided by the applicable market value; and

•
if the applicable market value of our common stock is less than the reference price, then a holder will receive 0.3839 shares of common stock for each purchase contract (the “maximum settlement rate”).

The maximum settlement rate, minimum settlement rate and reference price are each subject to adjustment as described under “Adjustments to the Fixed Settlement Rates” below. Each of the minimum settlement rate and the maximum settlement rate is referred to as a “fixed settlement rate.”
The reference price is equal to $50 divided by the maximum settlement rate and is approximately equal to $130.25.

The threshold appreciation price is equal to $50 divided by the minimum settlement rate. The threshold appreciation price, which is initially approximately $159.54, represents an appreciation of approximately 22.5% over the reference price.

If, on the mandatory settlement date, the applicable market value is greater than the threshold appreciation price, we would be obligated to deliver 0.3134 shares of common stock for each purchase contract. As a result, if the applicable market value exceeds the threshold appreciation price, a holder will receive only a portion of the appreciation in the market value of the shares of our common stock a holder would have received had such holder purchased shares of common stock with $50 at the public offering price in the concurrent common stock offering.
If, on the mandatory settlement date, the applicable market value is less than or equal to the threshold appreciation price but greater than or equal to the reference price of approximately $130.25, we would be obligated to deliver a number of shares of our common stock on the mandatory settlement date equal to $50, divided by the applicable market value. As a result, we would retain all appreciation in the market value of our common stock underlying each purchase contract between the reference price and the threshold appreciation price.
If, on the mandatory settlement date, the applicable market value is less than the reference price of approximately $130.25, we would be obligated to deliver upon settlement of the purchase contract 0.3839 shares of common stock for each purchase contract, regardless of the market price of our common stock. As a result, the holder would realize a loss on the decline in market value of the common stock below the reference price.
Because the applicable market value of the common stock is determined over the 20 consecutive “trading days” (as defined below) beginning on, and including, the 21st scheduled trading day immediately preceding September 15, 2021, the number of shares of common stock delivered for each purchase contract may be greater than or less than the number that would have been delivered based on the closing price (or daily VWAP) of the common stock on the last trading day in such 20 consecutive trading day period. In addition, a holder will bear the risk of fluctuations in the market price of the shares of common stock deliverable upon settlement of the purchase contracts between the end of such 20 consecutive trading day period and the date such shares are delivered.
The term “applicable market value” means the arithmetic average of the daily VWAPs of our common stock on each of the 20 consecutive trading days beginning on, and including, the 21st scheduled trading day immediately preceding September 15, 2021.
The “daily VWAP” of our common stock on any trading day means such price per share as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page IFF.US <Equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the scheduled open to 4:00 p.m., New York City time, on such trading day; or, if such price is not available, the market value per share of our common stock on such trading day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
“Trading day” for purposes of determining any consideration due at settlement of a purchase contract means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock (or other security for which a daily VWAP must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”
“Scheduled trading day” means a day that is scheduled to be a trading day on the NYSE or, if our common stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then traded. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”
“Market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.
On the mandatory settlement date, our common stock will be issued and delivered to a holder or its designee, upon (i) surrender of certificates representing the purchase contracts, if such purchase contracts are held in certificated form, and (ii) payment by a holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than a holder. As long as the purchase contracts are evidenced by one or more global purchase contract certificates deposited with DTC, procedures for settlement will be governed by DTC’s applicable procedures.
If one or more of the 20 consecutive scheduled trading days beginning on, and including, the 21st scheduled trading day immediately preceding September 15, 2021 is not a trading day, the mandatory settlement date will be postponed until the second scheduled trading day immediately following the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.
Prior to 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon settlement of the purchase contract on the mandatory settlement date will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the last trading day of the 20 consecutive trading day period during which the applicable market value is determined.
We will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of our common stock upon settlement or redemption of the purchase contracts, unless the tax is due because the holder requests any shares to be issued in a name other than the holder’s name, in which case the holder will pay that tax.
Early Settlement
Prior to 5:00 p.m., New York City time, on the second scheduled trading day immediately preceding September 15, 2021, each holder of Units or a holder of a separate purchase contract, may elect to settle its purchase contracts early, in whole or in part, and receive a number of shares of common stock per purchase contract equal to the “early settlement rate.” The early settlement rate is equal to the minimum settlement rate on the early settlement date, subject to adjustment as described below under “—Adjustments to the Fixed Settlement Rates,” unless a holder elects to settle its purchase contracts early in connection with a fundamental change, in which case a holder will receive upon settlement of its purchase contracts a number of shares of our common stock based on the “fundamental change early settlement rate” as described under “—Early Settlement Upon a Fundamental Change.”
A holder’s right to receive common stock upon early settlement of a purchase contract is subject to (i) delivery of a written and signed notice of election (an “early settlement notice”) to the purchase contract agent electing early settlement of such purchase contract, (ii) if such purchase contract or the Unit that includes such purchase contract is held in certificated form, surrendering the certificates representing the purchase contract, or if held in global form, surrendering in accordance with DTC’s applicable procedures and (iii) payment by a holder of any transfer or similar taxes payable in connection with the issuance of our common stock to any person other than a holder.

Upon surrender of the purchase contract or the related Unit and payment of any applicable transfer or similar taxes due because of any issue of such shares in a name of a person other than the holder, a holder will receive the applicable number of shares of common stock (and any cash payable for fractional shares) due upon early settlement on the second business day following the “early settlement date” (as defined below).
Prior to 5:00 p.m., New York City time, on the early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable upon such early settlement of the purchase contract will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the relevant early settlement date.
Upon early settlement at the holder’s election of the purchase contract component of a Unit, the amortizing note underlying such Unit will remain outstanding and beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early and will no longer constitute a part of the Unit.
Early Settlement Upon a Fundamental Change
If a “fundamental change” occurs and a holder elects to settle a holder’s purchase contracts early in connection with such fundamental change in accordance with the procedures described under “—Early Settlement” above, a holder will receive per purchase contract a number of shares of our common stock or cash, securities or other property, as applicable, equal to the “fundamental change early settlement rate,” as described below. An early settlement will be deemed for these purposes to be “in connection with” such fundamental change if a holder delivers its early settlement notice to the purchase contract agent, and otherwise satisfy the requirements for effecting early settlement of a holder’s purchase contracts, during the period beginning on, and including, the effective date of the fundamental change and ending at 5:00 p.m., New York City time, on the 35th business day thereafter (or, if earlier, the second scheduled trading day immediately preceding September 15, 2021) (the “fundamental change early settlement period”). We refer to this right as the “fundamental change early settlement right.”
If a holder complies with the requirements for effecting early settlement of its purchase contracts in connection with a fundamental change prior to 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period, then that day will be considered the “fundamental change early settlement date.” If a holder complies with such requirements at or after 5:00 p.m., New York City time, on any business day during the fundamental change early settlement period or at any time on a day during the fundamental change early settlement period that is not a business day, then the next succeeding business day will be considered the “fundamental change early settlement date.”
We will provide the purchase contract agent, the trustee and the holders of Units and separate purchase contracts with a notice of a fundamental change within five business days after its effective date and issue a press release announcing such effective date. The notice will also set forth, among other things, (i) the applicable fundamental change early settlement rate, (ii) if not common stock, the kind and amount of cash, securities and other property receivable by the holder upon settlement and (iii) the deadline by which each holder’s fundamental change early settlement right must be exercised.
A “fundamental change” will be deemed to have occurred upon the occurrence of any of the following:

•
any “person” or “group” within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than us, any of our subsidiaries and any of our and their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the outstanding shares of our common stock;

•
the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; or

•
our common stock (or other common stock receivable upon settlement of a holder’s purchase contracts, if applicable) ceases to be listed or quoted on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in the first two bullets above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders (excluding cash payments for fractional shares) in connection with such transaction or transactions consists of shares of common stock that are listed on any of the NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors), or will be so listed when issued or exchanged in connection with such transaction or transactions, and as a result of such transaction or transactions such consideration becomes the consideration receivable upon settlement of a holder’s purchase contracts, if applicable, excluding cash payments for fractional shares.
If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related fundamental change early settlement period (or, in the case of a transaction that would have been a fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.
The “fundamental change early settlement rate” will be determined by us by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:

•
in the case of a fundamental change described in the second bullet of the definition of “fundamental change” in which all holders of shares of our common stock receive only cash in the fundamental change, the stock price will be the cash amount paid per share of our common stock; and

•
in all other cases, the stock price will be the arithmetic average of the daily VWAPs of our common stock over the five consecutive trading day period ending on the trading day immediately preceding the effective date.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the fixed settlement rates are adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the maximum settlement rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the maximum settlement rate as so adjusted. The fundamental change early settlement rates per purchase contract in the table below will be adjusted in the same manner and at the same time as the fixed settlement rates as set forth under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”
The following table sets forth the fundamental change early settlement rate per purchase contract for each stock price and effective date set forth below:

	Stock Price
Effective Date	$50.00	$100.00	$130.25	$135.00	$140.00	$159.54	$175.00	$207.40	$225.00	$275.00	$300.00
September 17, 2018	0.3223	0.3321	0.3217	0.3197	0.3175	0.3096	0.3052	0.3012	0.3007	0.3016	0.3023
September 15, 2019	0.3421	0.3482	0.3337	0.3306	0.3273	0.3153	0.3088	0.3045	0.3044	0.3054	0.3059
September 15, 2020	0.3626	0.3671	0.3493	0.3445	0.3392	0.3202	0.3119	0.3084	0.3086	0.3093	0.3096
September 15, 2021	0.3839	0.3839	0.3839	0.3704	0.3571	0.3134	0.3134	0.3134	0.3134	0.3134	0.3134

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•
if the applicable stock price is between two stock prices in the table or the applicable effective date is between two effective dates in the table, the fundamental change early settlement rate will be determined by straight line interpolation between the fundamental change early settlement rates set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365- or 366-day year, as applicable;

•
if the applicable stock price is greater than $300.00 per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above), then the fundamental change early settlement rate will be the minimum settlement rate; or

•
if the applicable stock price is less than $50.00 per share (subject to adjustment in the same manner and at the same time as the stock prices set forth in the column headings of the table above, the “minimum stock price”), the fundamental change early settlement rate will be determined as if the stock price equaled the minimum stock price, and using straight line interpolation, as described in the first bullet of this paragraph, if the effective date is between two effective dates in the table.

The maximum number of shares of our common stock deliverable under a purchase contract is 0.3839, subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “Description of the Purchase Contracts—Adjustments to the Fixed Settlement Rates.”
Our obligation to settle the purchase contracts at the fundamental change early settlement rate could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies.
We will deliver the shares of our common stock, securities, cash or other property payable as a result of a holder’s exercise of the fundamental change early settlement right on the second business day following the fundamental change early settlement date. Prior to 5:00 p.m., New York City time, on the fundamental change early settlement date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock or other securities, if applicable, shall be issuable following exercise of a holder’s fundamental change early settlement right will be treated as the holder of record of such shares or other securities, if applicable, as of 5:00 p.m., New York City time, on the fundamental change early settlement date.
Upon early settlement of the purchase contract component of a Unit at the holder’s election upon a fundamental change, the amortizing note underlying such Unit will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, the holder who elected to settle the related purchase contract early upon the fundamental change and will no longer constitute a part of the Unit.
If a holder does not elect to exercise its fundamental change early settlement right, a holder’s purchase contracts will remain outstanding and will be subject to normal settlement on any subsequent early settlement date, any subsequent fundamental change early settlement date or the mandatory settlement date, as the case may be.

Early Mandatory Settlement at Our Election
We have the right to settle the purchase contracts on or after June 18, 2019, in whole but not in part, on a date fixed by us as described below at the “early mandatory settlement rate” described below. We refer to this right as our “early mandatory settlement right.”

The “early mandatory settlement rate” will be the maximum settlement rate as of the notice date (as defined below), unless the closing price of our common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the trading day immediately preceding the notice date (including the last trading day of such period) exceeds 130% of the threshold appreciation price in effect on each such trading day, in which case the “early mandatory settlement rate” will be the minimum settlement rate as of the notice date.
In the event we elect to settle the purchase contracts early, holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right to require us to repurchase some or all of their amortizing notes, as described under “Description of the Amortizing Notes—Repurchase of Amortizing Notes at the Option of the Holder.” If we exercise our early mandatory settlement right and the holder of any Unit does not require us to repurchase the amortizing note that is a component of such Unit, such amortizing note will remain outstanding and will be beneficially owned by or registered in the name of, as the case may be, such holder. If we exercise our early mandatory settlement right and the holder of any Unit requires us to repurchase the amortizing note that is a component of such Unit but the related repurchase date falls after the early mandatory settlement date, such amortizing note will remain outstanding (pending such repurchase date) and will be beneficially owned by or registered in the name of, as the case may be, such holder.
If we elect to exercise our early mandatory settlement right, we will provide the purchase contract agent and the holders of Units, separate purchase contracts and separate amortizing notes with a notice of our election (the “early mandatory settlement notice”) and issue a press release announcing our election. We will deliver the shares of our common stock and any cash payable for fractional shares to a holder on the early mandatory settlement date. Prior to 5:00 p.m., New York City time, on the notice date, the shares of common stock underlying each purchase contract will not be outstanding, and the holder of such purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of our common stock by virtue of holding such purchase contract. The person in whose name any shares of our common stock shall be issuable following exercise of our early mandatory settlement right will be treated as the holder of record of such shares as of 5:00 p.m., New York City time, on the notice date.

Adjustments to the Fixed Settlement Rates
The fixed settlement rates will be adjusted as described below, except that we will not make any adjustments to the fixed settlement rates if holders of the purchase contracts participate (other than in the case of a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the purchase contracts, in any of the transactions described below without having to settle their purchase contracts as if they held a number of shares of our common stock equal to the maximum settlement rate, multiplied by the number of purchase contracts held by such holders.
(a) If we issue common stock to all or substantially all of the holders of our common stock as a dividend or other distribution, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the “record date” (as defined below) for such dividend or distribution will be multiplied by a fraction:

•
the numerator of which is equal to (i) the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date; plus (ii) the total number of shares of our common stock constituting such dividend or other distribution; and

•	the denominator of which is the number of shares of our common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date.

Any adjustment made pursuant to this clause (a) will become effective immediately after 5:00 p.m., New York City time, on the record date for such dividend or distribution. If any dividend or distribution described in this clause (a) is declared but not so paid or made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such dividend or distribution, to such fixed settlement rate that would be in effect if such dividend or distribution had not been declared. For the purposes of this clause (a), the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on the record date for such dividend or distribution will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not pay any such dividend or make any such distribution on shares of common stock held in treasury.
(b) If we issue to all or substantially all holders of our common stock rights, options or warrants (other than rights, options or warrants issued pursuant to a dividend reinvestment plan, shareholder rights plan, share purchase plan or other similar plans) entitling them, for a period of up to 45 calendar days from the date of issuance of such rights, options or warrants, to subscribe for or purchase our shares of common stock at less than the “current market price” (as defined below) of our common stock, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such issuance will be multiplied by a fraction:

•
the numerator of which is equal to (i) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date, plus (ii) the total number of shares of our common stock issuable pursuant to such rights, options or warrants, and

•
the denominator of which is equal to (i) the number of shares of common stock outstanding immediately prior to 5:00 p.m., New York City time, on such record date, plus (ii) the number of shares of common stock equal to the quotient of the aggregate price payable to exercise such rights, options or warrants divided by the current market price per share of our common stock.

Any adjustment made pursuant to this clause (b) will be made successively whenever any such rights, options or warrants are issued and will become effective immediately after 5:00 p.m., New York City time, on the record date for such issuance. In the event that such rights, options or warrants described in this clause (b) are not so issued, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to issue such rights, options or warrants, to such fixed settlement rate that would then be in effect if such issuance had not been declared. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of our common stock are otherwise not delivered pursuant to such rights, options or warrants upon the exercise of such rights, options or warrants, each fixed settlement rate will be readjusted, effective as of the date of such expiration or the date it is determined such shares will not be delivered, as the case may be, to such fixed settlement rate that would then be in effect had the adjustment made upon the issuance of such rights, options or warrants been made on the basis of the delivery of only the number of shares of our common stock actually delivered.
In determining whether any rights, options or warrants entitle the holders thereof to subscribe for or purchase shares of our common stock at less than the current market price per share of our common stock, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof (the value of such consideration, if other than cash, to be determined by our board of directors, or a committee thereof).
For the purposes of this clause (b), the number of shares of common stock at the time outstanding will not include shares held in treasury but will include any shares issuable in respect of any scrip certificates issued in lieu of fractions of shares of common stock. We will not issue any such rights, options or warrants in respect of shares of common stock held in treasury.

(c) If we subdivide or combine our common stock, then each fixed settlement rate in effect immediately prior to 9:00 a.m., New York City time, on the effective date of such subdivision or combination will be multiplied by a fraction:

•	the numerator of which is the number of shares of our common stock that would be outstanding immediately after, and solely as a result of, such subdivision or combination, and

•
the denominator of which is the number of shares of our common stock outstanding immediately prior to 9:00 a.m., New York City time, on such effective date (before giving effect to such subdivision or combination).

Any adjustment made pursuant to this clause (c) will become effective immediately after 9:00 a.m., New York City time, on the effective date of such subdivision or combination.
(d) If we distribute to all or substantially all holders of our common stock evidences of our indebtedness, shares of our capital stock (other than our common stock), securities, cash or other assets, excluding:

•	any dividend or distribution as to which an adjustment was effected pursuant to clause (a) above;

•	any rights, options or warrants as to which an adjustment was effected pursuant to clause (b) above;

•	any dividend or distribution described in clause (e) below; and

•	any spin-off (as defined below) to which the provisions set forth below in this clause (d) shall apply, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price per share of our common stock, and

•
the denominator of which is equal to (i) the current market price per share of our common stock, minus (ii) the fair market value (as determined by our board of directors, or a committee thereof) on such record date of the portion of the evidences of indebtedness, shares of capital stock, securities, cash or other assets so distributed applicable to one share of our common stock.

Any adjustment made pursuant to the portion of this clause (d) above will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that such distribution is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to make such distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.
In the event that we make a distribution to all or substantially all holders of our common stock consisting of capital stock of, or similar equity interests in, or relating to, a subsidiary or other business unit of ours that, upon issuance, will be traded on a U.S. national securities exchange (herein referred to as a “spin-off”), each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date for such distribution will instead be multiplied by a fraction:

•
the numerator of which is equal to (i) the current market price per share of our common stock, plus (ii) the average of the closing prices (as defined below, as if references to “common stock” therein were references to such capital stock or similar equity interest so distributed) of the capital stock or similar equity interests so distributed applicable to one share of our common stock over the 10 consecutive trading day period commencing on, and including, the effective date of the spin-off (the “valuation period”), and

•	the denominator of which is the current market price per share of our common stock.
Any adjustment made pursuant to this portion of clause (d) will become effective immediately after 5:00 p.m., New York City time, on the last trading day of the valuation period; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period, references in the preceding paragraph to 10 trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the effective date of such spin-off to, and including, such determination date for purposes of determining the fixed settlement rates. In the event that such distribution described in this clause (d) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such distribution, to such fixed settlement rate that would then be in effect if such distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.
(e) If we make a distribution consisting exclusively of cash to all or substantially all holders of our common stock (excluding (x) any cash that is distributed in a reorganization event (as described below) in exchange for shares of our common stock, (y) any regular quarterly dividend that does not exceed $0.73 per share of common stock (the “dividend threshold amount”), and (z) any dividend or distribution in connection with our liquidation, dissolution or winding up), then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the record date fixed for such distribution will be multiplied by a fraction:

•	the numerator of which is the current market price per share of our common stock, and

•
the denominator of which is equal to (i) the current market price per share of our common stock, minus (ii) the amount of such distribution per share of our common stock in excess of the dividend threshold amount; provided that if the distribution is not a regular quarterly cash dividend, then the dividend threshold amount will be deemed to be zero.

The dividend threshold amount is subject to adjustment on an inversely proportional basis whenever the fixed settlement rates are adjusted (by multiplying the dividend threshold amount by a fraction, the numerator of which will be the minimum settlement rate in effect immediately prior to the adjustment and the denominator of which will be the minimum settlement rate as adjusted), but no adjustment will be made to the dividend threshold amount for any adjustment made to the fixed settlement rates pursuant to this clause (e).
Any adjustment made pursuant to this clause (e) will become effective immediately after 5:00 p.m., New York City time, on the record date for such distribution. In the event that any distribution described in this clause (e) is not so made, each fixed settlement rate will be readjusted, effective as of the date our board of directors (or a committee thereof) publicly announces its decision not to pay such distribution, to such fixed settlement rate which would then be in effect if such distribution had not been declared. We will not make any such distribution on shares of common stock held in treasury.
(f) If we or any of our subsidiaries successfully complete a tender or exchange offer pursuant to a Schedule TO or registration statement on Form S-4 for our common stock (excluding any securities convertible or exchangeable for our common stock and other than an odd-lot tender offer), where the cash and the value of any other consideration included in the payment per share of our common stock validly tendered or exchanged exceeds the current market price per share of our common stock, then each fixed settlement rate in effect immediately prior to 5:00 p.m., New York City time, on the 10th trading day immediately following, and including, the trading day immediately following the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration date”) will be multiplied by a fraction:

•	the numerator of which will be equal to the sum of:

o
the aggregate value of all cash and the fair market value (as determined by our board of directors, or a committee thereof) on the expiration date of any other consideration paid or payable for shares of common stock validly tendered or exchanged and not withdrawn as of the expiration date; and

o	the product of:

▪	the current market price per share of our common stock; and

▪
the number of shares of our common stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the “expiration time”), after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer, and

•	the denominator of which will be equal to the product of:

o	the current market price per share of our common stock; and

o
the number of shares of our common stock outstanding immediately prior to the expiration time on the expiration date, prior to giving effect to the purchase of any shares accepted for purchase or exchange in such tender or exchange offer.

Any adjustment made pursuant to this clause (f) will become effective immediately after 5:00 p.m., New York City time, on the 10th trading day immediately following the expiration date; provided that if any date for determining the number of shares of our common stock issuable to a holder occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date, references in the preceding paragraph to 10 trading days will be deemed to be replaced with such lesser number of trading days as have elapsed from, and including, the trading day immediately following such expiration date to, and including, such determination date for purposes of determining the fixed settlement rates. In the event that we are, or one of our subsidiaries is, obligated to purchase shares of our common stock pursuant to any such tender or exchange offer, but we are, or such subsidiary is, permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each fixed settlement rate will be readjusted to be such fixed settlement rate that would then be in effect if such tender or exchange offer had not been made.
Except with respect to a spin-off, in cases where the fair market value of evidences of our indebtedness, our capital stock, securities, cash or other assets as to which clauses (d) or (e) above apply, applicable to one share of common stock, distributed to stockholders equals or exceeds the applicable current market price per share of our common stock, rather than being entitled to an adjustment in each fixed settlement rate, holders of the purchase contracts will be entitled to receive (without settling such holders’ purchase contract) on the date on which such evidences of indebtedness, capital stock, securities, cash or other assets are distributed to holders of our common stock, for each purchase contract, the amount of such indebtedness, capital stock, securities, cash or other assets that such holder would have received had such holder owned a number of shares of our common stock equal to the maximum settlement rate on the record date for such distribution.
To the extent that we have a rights plan in effect with respect to our common stock on any date for determining the number of shares of our common stock issuable to a holder, a holder will receive, in addition to our common stock, the rights under the rights plan, unless, prior to such determination date, the rights have separated from our common stock, in which case each fixed settlement rate will be adjusted at the time of separation as if we made a distribution to all holders of our common stock as described in clause (d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
The “current market price” per share of our common stock on any day means:

•
with respect to clause (b) above, the average of the closing prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance requiring such computation;

•
with respect to clauses (d) (in the event of an adjustment not relating to a spin-off) and (e) above, the average of the closing prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the earlier of the ex-date and the record date for the issuance or distribution requiring such computation;

•
with respect to clause (d) above (in the event of an adjustment relating to a spin-off only), the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on, and including, the effective date of such spin-off; and

•
with respect to clause (f) above, the average of the closing prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day immediately following the expiration date for the tender or exchange offer.

The “closing price” per share of our common stock on any day means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the NYSE or, if our common stock is not then listed on the NYSE, the principal other U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “closing price” will be the last quoted bid price for our common stock on the principal other market on which our common stock is then traded. If our common stock is not so quoted, the “closing price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.
“Trading day” for purposes of this “—Adjustments to the Fixed Settlement Rates” section means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if our common stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a closing price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”
The term “ex-date,” when used with respect to any issuance or distribution, means the first date on which shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution in question from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.
The term “record date” means, when used with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a committee thereof, or by statute, contract or otherwise).

Recapitalizations, Reclassifications and Changes of our Common Stock
In the event of:

•
any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the continuing or surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

•	any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

•	any reclassification of our common stock into securities, including securities other than our common stock; or

•	any statutory exchange of our securities with another person (other than in connection with a merger or acquisition);
in each case, as a result of which our common stock would be converted into, or exchanged for, securities, cash or other property (each, a “reorganization event”), each purchase contract outstanding immediately prior to such reorganization event will, without the consent of the holders of the purchase contracts, become a contract to purchase the kind of securities, cash and/or other property that a holder of common stock would have been entitled to receive immediately prior to such reorganization event (such securities, cash and other property, the “exchange property”) and, prior to or at the effective time of such reorganization event, we or the successor or purchasing person, as the case may be, shall execute with the purchase contract agent and the trustee a supplemental agreement pursuant to the purchase contract agreement and the purchase contracts to provide for such change in the right to settle the purchase contracts. For purposes of the foregoing, the type and amount of exchange property in the case of any reorganization event that causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of shareholder election) will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. The number of units of exchange property we will deliver for each purchase contract settled or redeemed (if we elect not to deliver solely cash in respect of such redemption) following the effective date of such reorganization event will be equal to the number of shares of our common stock we would otherwise be required to deliver as determined by the fixed settlement rates then in effect on the applicable determination date, or such other settlement rates or redemption rates as provided herein (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to 5:00 p.m., New York City time, on the determination date). Each fixed settlement rate will be determined using the applicable market value of a unit of exchange property that a holder of one share of our common stock would have received in such reorganization event, and such value will be determined (i) in the case of any publicly traded securities that comprise all or part of the exchange property, based on the daily VWAP of such securities, (ii) in the case of any cash that comprises all or part of the exchange property, based on the amount of such cash; and (iii) in the case of any other property that comprises all or part of the exchange property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by us for this purpose. In addition, if the exchange property in respect of any reorganization event includes, in whole or in part, securities of another entity, we shall amend the terms of the purchase contract agreement and the purchase contracts, without the consent of holders thereof, to (x) provide for anti-dilution and other adjustments that shall be as nearly equivalent as practicable, as determined by the officer executing such amendment, to the adjustments described above under the heading “—Adjustments to the Fixed Settlement Rates” and (y) otherwise modify the terms of the purchase contract agreement and the purchase contracts to reflect the substitution of the applicable exchange property for our common stock (or other exchange property then underlying the purchase contracts). In establishing such anti-dilution and other adjustments referenced in the immediately preceding sentence, such officer shall act in a commercially reasonable manner and in good faith.
In connection with any adjustment to the fixed settlement rates described above, we will also adjust the dividend threshold amount based on the number of shares of common stock comprising the exchange property and (if applicable) the value of any non-stock consideration comprising the exchange property. If the exchange property is comprised solely of non-stock consideration, the dividend threshold amount will be zero.
In addition, we may make such increases in each fixed settlement rate as we determine to be in our best interests or we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights, options or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each fixed settlement rate.

If the settlement rates are adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, a holder generally will be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the settlement rates after an event that increases a holder’s proportionate interest in us could be treated as a deemed taxable dividend to a holder. A holder may also be deemed to have received a taxable dividend in the event we make certain other adjustments to the settlement rates of the purchase contracts. For example, if a fundamental change occurs prior to the maturity date, under some circumstances, we will increase the settlement rate for purchase contracts settled in connection with the fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. If a holder are a “non-U.S. holder,” a deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty), which may be withheld from shares of common stock or sales proceeds subsequently paid or credited to a holder. It is possible that U.S. withholding tax on deemed dividends would be withheld from any interest or other amounts paid to a non-U.S. holder.
Adjustments to each fixed settlement rate will be calculated to the nearest 1/10,000th of a share. No adjustment in the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent. If any adjustment is not required to be made because it would not change the fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment; provided that, on any date for determining the number of shares of our common stock issuable to a holder, adjustments to the fixed settlement rates will be made with respect to any such adjustment carried forward and which has not been taken into account before such determination date.
The fixed settlement rates will only be adjusted as set forth above and will not be adjusted:

•
upon the issuance of any common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

•
upon the issuance of any common stock or rights, options or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;

•
upon the repurchase of any shares of our common stock pursuant to an open market share repurchase program or other buy-back transaction that is not a tender offer or exchange offer of the nature described in clause (f) above;

•
for the sale or issuance of shares of our common stock, or securities convertible into or exercisable for shares of our common stock, for cash, including at a price per share less than the fair market value thereof or otherwise or in an acquisition, except as described in one of clauses (a) through (f) above;

•	for a third party tender offer;

•	upon the issuance of any common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Units were first issued; or

•	solely for a change in, or elimination of, the par value of our common stock.
Whenever the fixed settlement rates are adjusted, we will deliver to the purchase contract agent a certificate setting forth in reasonable detail the method by which the adjustment to each fixed settlement rate was determined and setting forth each revised fixed settlement rate. In addition, we will, within five business days of any event requiring such adjustment, provide or cause to be provided written notice of the adjustment to the holders of the Units and separate purchase contracts and describe in reasonable detail the method by which each fixed settlement rate was adjusted.
Each adjustment to each fixed settlement rate will result in a corresponding adjustment to the early settlement rate and the early mandatory settlement rate. Whenever we are required to calculate the closing prices, the daily VWAPs or any other prices or amounts over a span of multiple days (including, without limitation, the applicable market value, the redemption market value, or the “stock price”), our board of directors (or a committee thereof) will make appropriate adjustments, if any, to each to account for any adjustment to the fixed settlement rates if the related record date, ex-date, effective date or expiration date occurs during the period in which the closing prices, the daily VWAPs or such other prices or amounts are to be calculated.

Fractional Shares
No fractional shares of our common stock will be issued to holders upon settlement or redemption of the purchase contracts. In lieu of fractional shares otherwise issuable, holders will be entitled to receive an amount in cash equal to the fraction of a share of our common stock, calculated on an aggregate basis in respect of the purchase contracts being settled or redeemed (provided that, so long as the Units are in global form, we may elect to aggregate Units for purposes of these calculations on any basis permitted by the applicable procedures of DTC), multiplied by the daily VWAP of our common stock on the trading day immediately preceding the mandatory settlement date, early settlement date, fundamental change early settlement date, or early mandatory settlement date, as the case may be.
Consequences of Bankruptcy
Pursuant to the terms of the purchase contract agreement, the mandatory settlement date for each purchase contract, whether held separately or as part of a Unit, will automatically accelerate upon the occurrence of specified events of bankruptcy, insolvency or reorganization with respect to us. Pursuant to the terms of the purchase contract agreement, upon acceleration, holders will be entitled under the terms of the purchase contracts to receive a number of shares of our common stock per purchase contract equal to the maximum settlement rate in effect immediately prior to such acceleration (regardless of the market value of our common stock at that time). However, a bankruptcy court may prevent us from delivering our common stock in settlement of the accelerated purchase contracts. In such event, a holder would have a damage claim against us for the value of the common stock that we would have otherwise been required to deliver upon settlement of the purchase contracts. Any such damage claim that holders have against us following such acceleration will rank pari passu with the claims of holders of our common stock in the relevant bankruptcy proceeding. As such, to the extent we fail to deliver common stock to a holder upon such an acceleration, a holder will only be able to recover damages to the extent holders of our common stock receive any recovery.

Modification
The purchase contract agreement contains provisions permitting us, the purchase contract agent and the trustee to modify the purchase contract agreement or the purchase contracts without the consent of the holders of purchase contracts (whether held separately or as a component of Units) for any of the following purposes:

•
to evidence the succession of another person to us, and the assumption by any such successor of the covenants and obligations of ours in the purchase contract agreement and the units and separate purchase contracts, if any;

•	to add to the covenants for the benefit of holders of purchase contracts or to surrender any of our rights or powers under the agreement;

•	to evidence and provide for the acceptance of appointment of a successor purchase contract agent;

•
upon the occurrence of a reorganization event, solely (i) to provide that each purchase contract will become a contract to purchase exchange property and (ii) to effect the related changes to the terms of the purchase contracts, in each case, as required by the applicable provisions of the purchase contract agreement;

•
to conform the provisions of the purchase contract agreement to the “Description of the Purchase Contracts” and “Description of the Units” sections in the preliminary prospectus supplement, as supplemented by the related pricing term sheet;

•	to cure any ambiguity or manifest error, to correct or supplement any provisions that may be inconsistent; and

•	to make any other provisions with respect to such matters or questions, so long as such action does not adversely affect the interest of the holders.
The purchase contract agreement contains provisions permitting us, the purchase contract agent and the trustee, with the consent of the holders of not less than a majority of the purchase contracts at the time outstanding, to modify the terms of the purchase contracts or the purchase contract agreement. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected by the modification,

•	reduce the number of shares of common stock deliverable upon settlement of the purchase contract (except to the extent expressly provided in the anti-dilution adjustments);

•	change the mandatory settlement date, or adversely modify the right to settle purchase contracts early or the fundamental change early settlement right; or

•
reduce the above-stated percentage of outstanding purchase contracts the consent of the holders of which is required for the modification or amendment of the provisions of the purchase contracts or the purchase contract agreement.

In executing any supplement, modification or amendment to the purchase contract agreement, the purchase contract agent and trustee shall be provided an officers’ certificate and an opinion of counsel stating that the execution of such supplemental agreement is authorized or permitted by the purchase contract agreement and does not violate the purchase contract agreement, and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied.
Consolidation, Merger, Sale or Conveyance
Under the purchase contract agreement, we are permitted to consolidate with or merge with or into another company. We are also permitted to sell, assign, transfer, lease or convey all or substantially all of our assets to another company. However, if we take any of these actions, we must meet the following conditions:

•
the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of our assets, shall expressly assume all of our obligations under the purchase contracts and the purchase contract agreement via a supplement to the purchase contract agreement;

•
the successor entity to such consolidation or merger, or the entity which acquires all or substantially all of our assets, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia; and

•	immediately after the merger, consolidation, sale, assignment, transfer, lease or conveyance, no default has occurred and is continuing under the purchase contracts or the purchase contract agreement.
Description of the Amortizing Notes
For each amortizing note, the final installment payment date will be September 15, 2021. We may not redeem the amortizing notes, and no sinking fund is provided for the amortizing notes.
There are no covenants or provisions in the Indenture that would afford the holders of the amortizing notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving us that may adversely affect such holders.
Ranking

The amortizing notes are direct, unsecured and unsubordinated obligations and rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The amortizing notes are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are effectively subordinated to all liabilities of our subsidiaries, including trade payables.
Installment Payments
Each amortizing note has an initial principal amount of $8.45436. On each March 15, June 15, September 15 and December 15, commencing on December 15, 2018 (each, an “installment payment date”), we will pay, in cash, equal quarterly installments of $0.75000 on each amortizing note (except for the December 15, 2018 installment payment, which was $0.73333 per amortizing note). Each installment will constitute a payment of interest (at a rate of 3.79% per annum) and a partial repayment of principal on the amortizing note, allocated as set forth on the amortization schedule set forth below under “Amortization Schedule.” Installments will be paid to the person in whose name an amortizing note is registered as of 5:00 p.m., New York City time, on the business day immediately preceding the related installment payment date (each, a “regular record date”), subject to provisions allowing the establishment of a new record date in respect of any defaulted interest. If the amortizing notes do not remain in book-entry only form, then we will have the right to elect that each regular record date will be each March 1, June 1, September 1 and December 1 immediately preceding the relevant installment payment date by giving advance written notice to the trustee and the holders.
Each installment payment for any period will be computed on the basis of a 360-day year of twelve 30-day months. The installment payable for any period shorter or longer than a full installment payment period will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an installment is payable is not a business day, then payment of the installment on such date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect of any such delay.
Amortization Schedule
The total installments of principal of and interest on the amortizing notes for each installment payment date are set forth below:

Scheduled Installment Payment Date	Amount of Principal	Amount of Interest
December 15, 2018	$0.65497	$0.07836
March 15, 2019	0.67606	0.07394
June 15, 2019	0.68247	0.06753
September 15, 2019	0.68894	0.06106
December 15, 2019	0.69547	0.05453
March 15, 2020	0.70206	0.04794
June 15, 2020	0.70872	0.04128
September 15, 2020	0.71544	0.03456
December 15, 2020	0.72222	0.02778
March 15, 2021	0.72907	0.02093
June 15, 2021	0.73598	0.01402
September 15, 2021	0.74296	0.00704

Repurchase of Amortizing Notes at the Option of the Holder
If we elect to exercise our early mandatory settlement right with respect to the purchase contracts, then holders of the amortizing notes (whether as components of Units or separate amortizing notes) will have the right (the “repurchase right”) to require us to repurchase some or all of their amortizing notes for cash at the repurchase price per amortizing note to be repurchased on the repurchase date, as described below. Holders may not require us to repurchase a portion of an amortizing note. Holders will not have the right to require us to repurchase any or all of such holder’s amortizing notes in connection with any early settlement of such holder’s purchase contracts at the holder’s option, as described above under “Description of the Purchase Contracts—Early Settlement” and “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change.”
The “repurchase date” will be a date specified by us in the early mandatory settlement notice, which will be at least 20 but not more than 35 business days following the date of our early mandatory settlement notice as described under “Description of the Purchase Contracts—Early Settlement at Our Option” (and which may or may not fall on the early mandatory settlement date).
The “repurchase price” per amortizing note to be repurchased will be equal to the principal amount of such amortizing note as of the repurchase date, plus accrued and unpaid interest on such principal amount from, and including, the immediately preceding installment payment date to, but not including, the repurchase date, calculated at an annual rate of 3.79%; provided that, if the repurchase date falls after a regular record date for any installment payment and on or prior to the immediately succeeding installment payment date, the installment payment payable on such installment payment date will be paid on such installment payment date to the holder as of such regular record date and will not be included in the repurchase price per amortizing note.
To exercise repurchase rights, a holder must deliver, on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date, the amortizing notes to be repurchased (or the Units, if the early mandatory settlement date occurs on or after the repurchase date and a holder has not separated its Units into their constituent components), together with a duly completed written repurchase notice in the form entitled “Form of Repurchase Notice” on the reverse side of the amortizing notes (a “repurchase notice”), in each case, in accordance with appropriate DTC procedures, unless a holder holds certificated amortizing notes (or Units), in which case a holder must deliver the amortizing notes to be repurchased (or Units), duly endorsed for transfer, together with a repurchase notice, to the paying agent.
A holder may withdraw any repurchase notice (in whole or in part) by a written, irrevocable notice of withdrawal delivered (in the case of an amortizing note in global form, in accordance with the appropriate DTC procedures) on or before 5:00 p.m., New York City time, on the business day immediately preceding the repurchase date.
We will be required to repurchase the amortizing notes on the repurchase date. A holder will receive payment of the repurchase price on the later of (i) the repurchase date and (ii) the time of book-entry transfer or the delivery of the amortizing notes. If the trustee holds money sufficient to pay the repurchase price of the amortizing notes to be purchased on the repurchase date, then

•
such amortizing notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the amortizing notes is made or whether or not the amortizing notes are delivered to the trustee); and

•
all other rights of the holder will terminate (other than the right to receive the repurchase price and, if the repurchase date falls between a regular record date and the corresponding installment payment date, the related installment payment).

In connection with any repurchase offer pursuant to an early mandatory settlement notice, we will, if required, comply with the provisions of the tender offer rules under the Exchange Act that may then be applicable.
No amortizing notes may be repurchased at the option of holders if the principal amount thereof has been accelerated, and such acceleration has not been rescinded, on or prior to the repurchase date (except in the case of an acceleration resulting from a default by us of the payment of the repurchase price with respect to such amortizing notes).

Events of Default
The following are “Events of Default”:

•	default in the payment of the repurchase price of any amortizing notes when the same shall become due and payable;

•	default in the payment of any installment payment on any amortizing notes as and when the same shall become due and payable and continuance of such failure for a period of 30 days; or

•
our failure to give notice of a fundamental change as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” when due and continuance of such failure for a period of five business days.

Discharge, Defeasance and Covenant Defeasance
Discharge. We may discharge some obligations to holders of the amortizing notes that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the amortizing notes, including any premium and interest.
Full Defeasance. We can, under particular circumstances, effect a full defeasance of the holder’s amortizing notes. By this we mean we can legally release ourselves from any payment or other obligations on the amortizing notes if we put in place the following arrangements to repay the holder:

•
We must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the amortizing notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the amortizing notes on their due date.

•
We must deliver to the trustee a legal opinion confirming that the holders of outstanding amortizing notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, based on the fact that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (ii) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law.

If we did accomplish full defeasance, the holder would have to rely solely on the trust deposit for repayment on the amortizing notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the amortizing notes. This is called “covenant defeasance.” In that event, the holder would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the amortizing notes and the holder would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•
We must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the amortizing notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the amortizing notes on their due date.

•
We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing the holder to be taxed on the amortizing notes any differently than if we did not make the deposit and just repaid the amortizing notes ourselves.

If we accomplish covenant defeasance, certain covenants of the Indenture and the amortizing notes would no longer apply. If we accomplish covenant defeasance, the holder can still look to us for repayment of the amortizing notes if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the amortizing notes become immediately due and payable, there may be a shortfall. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Limitations on Mergers, Consolidations and Sales of Assets
Under the Indenture, we are permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, if we take any of these actions, we must meet the following conditions:

•
the successor entity to such consolidation or merger, or the entity which acquires substantially all of our assets, shall expressly assume by supplemental indenture (which shall conform to the provisions of the Trust Indenture Act, as then in effect), satisfactory in form to the trustee and executed and delivered to the trustee, the due and punctual payment of the repurchase price, if applicable, of and all installment payments on all amortizing notes in accordance with the terms of the amortizing notes, and the due and punctual performance and observance of all the covenants and conditions of the Indenture with respect to such securities to be kept or performed by us; and

•
the successor entity to such consolidation or merger, or the entity which acquires substantially all of our assets, shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia.

Modifications and Amendments
We and the trustee may amend or supplement the Indenture or the amortizing notes without the consent of the holders of the amortizing notes:

•	to cure any ambiguity, mistake or inconsistency in the Indenture;

•
to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the Indenture or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under the Indenture or under any supplemental indenture as the Board of Directors may deem necessary or desirable and which shall not materially and adversely affect the interests of the holders of amortizing notes;

•	evidence the succession of another corporation to the Company, or successive successions and the assumption by the successor corporation of the covenants, agreements and obligations of the Company;

•	to provide for uncertificated amortizing notes in addition to or in place of certificated amortizing notes;

•	to add to the covenants of the Company for the benefit of the holders of amortizing notes or to surrender any right or power herein conferred upon the Company;

•
to add to, delete from, or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication, and delivery of amortizing notes, as set forth in the Indenture;

•	to make any change that does not adversely affect the rights of any holder of amortizing notes in any material respect;

•
to provide for the issuance of and establish the form and terms and conditions of the amortizing notes, to establish the form of any certifications required to be furnished pursuant to the terms of the Indenture or amortizing notes, or to add to the rights of the holders of amortizing notes;

•	to add or change CUSIP numbers or other identifying numbers of the amortizing notes upon notice to holders of amortizing notes;

•	to remove any legends placed on an amortizing note in accordance with the Indenture;

•	to add any additional Events of Default;

•
to amend or supplement the Indenture or the amortizing notes to conform the provisions of the Indenture or the amortizing notes to any provision of the “Description of the Amortizing Notes” section in the preliminary prospectus supplement related to the offering of the Units, as supplemented by the related pricing term sheet;

•
to change or eliminate any of the provisions of the Indenture, provided that any such change or elimination shall become effective only when there are no amortizing notes outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•
to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to amortizing notes and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than the one Trustee.

In addition, we may modify and amend the Indenture as to all other matters with the consent of the holders of at least a majority in principal amount of the amortizing notes affected by the modifications or amendments; provided however that we may not make any modification or amendment without the consent of the holders of amortizing notes then outstanding if that amendment will:

•	extend the fixed maturity of the amortizing notes;

•	reduce the principal amount of the amortizing notes;

•	reduce the rate or extend the time of payment of interest on the amortizing notes;

•	reduce any premium payable upon the redemption of the amortizing notes;

•	reduce the percentage of the holders of the amortizing notes required to consent to any such supplemental indenture;

•	modify the right of any holder to receive or sue for payment of the repurchase price, if applicable, of or any installment payment that would be due at the stated maturity; or

•	expressly subordinate the obligations of the amortizing notes to other indebtedness of the Company.
Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding the amortizing notes may on behalf of the holders of all the amortizing notes, waive our compliance with provisions of the Indenture. The holders of a majority in principal amount of the outstanding amortizing notes may also, on behalf of the holders of all the amortizing notes, waive any past default under the Indenture with respect to the amortizing notes and its consequences, except a default in the payment of the repurchase price, if applicable, of or any installment payment on any amortizing note; provided, however, that the holders of a majority in principal amount of the outstanding amortizing notes may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
In addition, notwithstanding anything to the contrary, we may not make any modification or amendment to the Indenture or the amortizing notes without the consent of each holder affected thereby if that modification or amendment will:

•	postpone any installment payment date or reduce the amount owed on any installment payment date; or

•	reduce the repurchase price or amend or modify in any manner adverse to the holders of the amortizing notes our obligation to make such payment.

DESCRIPTION OF THE 0.500% SENIOR NOTES DUE 2021
DESCRIPTION OF THE 1.800% SENIOR NOTES DUE 2026
The following is a description of our 0.500% Senior Notes due 2021 (the “2021 notes”) and our 1.800% Senior Notes due 2026 (the “2026 notes,” and together with the 2021 notes, the “notes”), and does not purport to be complete. This description is subject to and qualified in its entirety by reference to the indenture, dated as of March 2, 2016, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, dated as of September 25, 2018 (together, the “Indenture”), which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.17 is a part.

General
The 2021 notes were initially limited to €300,000,000 aggregate principal amount. The maturity date of the 2021 notes is September 25, 2021.
The 2026 notes were initially limited to €8,000,000,000 aggregate principal amount. The maturity date of the 2026 notes is September 25, 2026.
We may from time to time, without giving notice to or seeking the consent of the holders of the original notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the applicable notes. Any additional notes having such similar term, together with the applicable notes, will constitute a single series of notes under the Indenture, provided that any such further notes are issued pursuant to a “qualified reopening” of the original notes, are otherwise treated as part of the same “issue” of debt instruments as the original notes or are issued with no more than a de minimis amount of original discount, in each case for U.S. federal income tax purposes.

Interest and Principal
The 2021 notes bear interest at a fixed interest rate of 0.500% per annum. The 2026 notes bear interest at a fixed interest rate of 1.800% per annum.
Interest on the notes is payable annually in cash in arrears on September 25 of each year to holders of record at the close of business on the fifteenth calendar day (whether or not that date is a business day) immediately preceding such interest payment date.
Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Any payment otherwise required to be made in respect of the notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest will accrue as a result of a delayed payment. A “business day” is defined in the Indenture as any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or The City of London are authorized or required by law or executive order to close and (2) on which the Trans European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.

Ranking
The notes are our direct, unsecured and unsubordinated obligations and rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and are effectively subordinated to all liabilities of our subsidiaries, including trade payables.
Issuance in Euro; Payment on the Notes
Initial holders were required to pay for the notes in euro, and all payments on the notes will be payable in euro; provided that if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euros will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for the euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the Indenture.
Place of Payment; Transfer and Exchange
The place or places where payments will be made, where the notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to us in respect of the notes is the office of the paying agent at 125 Old Broad Street, Fifth Floor, London, EC2N 1AR (or such other office of the paying agent in London, United Kingdom as agreed to by the Company and the paying agent); provided, however, that the payment of interest may be made at our option by check mailed to the address of the person entitled thereto at such address as shall appear in the security register.

Optional Redemption
We may redeem each series of notes, in whole or in part, at our option, at any time prior to August 25, 2021 (one month prior to the maturity date) with respect to the 2021 notes, and June 25, 2026 (three months prior to the maturity date) with respect to the 2026 notes, at a redemption price equal to the greater of the following amounts:

•	100% of the principal amount of the notes to be redeemed on that redemption date; and

•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed on that redemption date, excluding accrued and unpaid interest on the redemption date, discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)) at the applicable Comparable Government Bond Rate (as defined below), plus 15 basis points in the case of the 2021 notes and 25 basis points in the case of the 2026 notes;

plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.
On or after August 25, 2021 (one month prior to the maturity date) with respect to the 2021 notes, and June 25, 2026 (three months prior to the maturity date) with respect to the 2026 notes, the redemption price for the notes to be redeemed will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes to be redeemed to, but excluding, the redemption date.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the notes and the Indenture.
We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The notice of redemption will state any conditions applicable to a redemption and the amount of notes to be redeemed.

“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond (Bundesanleihe) whose maturity is closest to the maturity of the notes of the applicable series being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond rate.

“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes of the applicable series being redeemed, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company.
On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee, in accordance with the applicable depositary procedures; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.
The notes are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See below “Redemption for Tax Reasons.”
Sinking Fund
The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.
Offer to Repurchase Upon Change of Control Triggering Event
Upon a Change of Control Triggering Event (as defined below), unless we have previously exercised any right to redeem the notes as described above under “Optional Redemption,” each holder of notes will have the right to require us to repurchase all or any part (in minimum denominations of €100,000 or integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of such notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but excluding, the date of repurchase (the “Change of Control Payment”).
Within 30 days following the date upon which the Change of Control Triggering Event occurs, or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will mail a notice to each holder of notes, with a copy to the trustee, describing the terms of the Change of Control Offer and offering to repurchase the notes. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, it will state that the Change of Control Offer is conditioned on the Change of Control being completed on or prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes an offer to purchase the notes at a purchase price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, on such notes to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.
On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the notes being purchased by us.

For purposes of the foregoing discussion of a repurchase at the option of holders upon the occurrence of a Change of Control, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) and Section 14(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock (measured by voting power rather than number of shares); or (4) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.

“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Ratings Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if applicable, the equivalent investment grade credit rating from any substitute Rating Agency selected by us.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.

“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both as the case may be.

“Ratings Event” means the occurrence of the events described in (1) or (2) below on any date during the period commencing 60 days prior to the date of the public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (the

“Trigger Period”), which Trigger Period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies: (1) in the event the notes are rated by both Rating Agencies as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both Rating Agencies, or (2) in the event the notes are rated investment grade by one Rating Agency and below investment grade by the other Rating Agency, the rating of the notes by either Rating Agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both Rating Agencies.
“S&P” means S&P Global Ratings, a division of S&P Global, Inc. and its successors.
“Voting Stock” of a Person means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Certain Covenants

Limitations on Liens
We will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, incur, create, assume or guarantee any debt for borrowed money (collectively referred to as “Debt”) secured by any mortgage, security interest, pledge, lien, charge or other encumbrance (each a “Lien” and collectively, “Liens”) on any Principal Property (as defined below) or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary, unless the notes, and, at our option, any other indebtedness or guarantee ranking equally with such notes, are secured equally and ratably with, or at our option, prior to, such secured Debt, for so long as such Debt is so secured.
This restriction will not apply to Debt secured by:

•
liens on property, shares of stock or indebtedness of an entity existing at the time it becomes a Restricted Subsidiary, but not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;

•	liens on property acquired by us or a Restricted Subsidiary existing at the time of acquisition by us or a Restricted Subsidiary;

•
liens on property acquired by us or a Restricted Subsidiary and created prior to, at the time of, or within 180 days after the acquisition of such property, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price of such property, such construction or the making of such improvements;

•
liens on property, shares of stock or indebtedness of an entity existing at the time such entity is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of an entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided that the lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;

•
liens on our or a Restricted Subsidiary’s property or in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens;

•	liens to secure indebtedness owing to us or a Restricted Subsidiary;

•	liens existing on the date of the initial issuance of the notes; and

•
any extension, renewal or replacement of any Lien referred to above or of any Debt secured by that Lien; provided, however, that such extension, renewal or replacement Lien will secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.

Notwithstanding the restrictions described above, we or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens, not including Liens permitted above, does not exceed the greater of (1) 15% of Consolidated Net Tangible Assets (as defined below) or (2) $100 million.

Limitations on Sale and Lease-back Transactions
Sale and Lease-Back Transactions (as defined below) by us or any Restricted Subsidiary of any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between us and one of our Restricted Subsidiaries or between Restricted Subsidiaries, are prohibited unless at the effective time of such transaction:

•
we or the Restricted Subsidiary would be entitled, pursuant to the covenant relating to “Limitation on Liens,” without equally and ratably securing the notes, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt (as defined below) with respect to such Sale and Lease-Back Transaction; or

•
we or the Restricted Subsidiary applies, within 180 days of the effective date of the Sale and Lease-Back Transaction, an amount equal to the greater of (1) the net proceeds of such sale or (2) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either, or a combination of, (x) the prepayment or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at maturity, of debt for borrowed money of us or a Restricted Subsidiary, other than debt subordinate to the notes or debt to us or a Restricted Subsidiary, that matures more than 12 months after its creation or (y) the purchase, construction or development of other comparable property.

Certain Definitions
For purposes of the foregoing discussion of certain covenants, the following definitions are applicable:
“Attributable Debt” as used with respect to a Sale and Lease-Back Transaction, means, at the time of determination, the lesser of (a) the fair market value of the Principal Property leased, as determined in good faith by our Board of Directors, or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended, discounted at the rate of interest set forth or implicit in the terms of such lease, as determined in good faith by our Board of Directors, compounded semi-annually.
“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available, less applicable reserves and other properly deductible items, after deducting from such amount:

•	all current liabilities, including current maturities of long-term indebtedness and current maturities of obligations under capital leases; and

•
the total of the net book values of all assets of us and our Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles, including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein), constituting the principal corporate office, any manufacturing plant or any manufacturing or research or engineering facility, whether owned at or acquired after the date of the Indenture, that is owned or leased by us or a Restricted Subsidiary, that is located within the continental United States, and that has a net book value at the time of the determination in excess of the greater of 10% of our Consolidated Net Tangible Assets or $50 million, unless our Board of Directors has determined in good faith that such property is not material to the operation of the business conducted by us and our Subsidiaries taken as a whole; provided, however, for purposes of the Indenture, our corporate office located at 521 West 57th Street, New York, New York 10019-2960 will not be deemed a Principal Property.
“Restricted Subsidiary” means any Subsidiary (1) substantially all of whose property is located within the continental United States, (2) which owns a Principal Property and (3) in which our investment exceeds 1% of the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” does not include any Subsidiary that is principally engaged in certain types of leasing and financing activities.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the notes or thereafter acquired, excluding temporary leases of a term, including renewal periods, of not more than three years, that has been or is to be sold or transferred by us or any Restricted Subsidiary to such person with the intention of taking back a lease of this property.
“Subsidiary” means (a) any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries or by us and one or more of our subsidiaries, (b) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by us, or by one or more of our subsidiaries, or by us and one or more of our subsidiaries and (c) any limited partnership of which we or any of our subsidiaries is a general partner.

Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after September 20, 2018, we become or will become obligated, based upon a written opinion of independent counsel selected by us, to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to a series of notes, and we cannot avoid such obligation by reasonable measures available to us, then we may at our option redeem, in whole, but not in part, such series of notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to (but excluding) the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay additional amounts as a payment in respect of the notes then due.

Payment of Additional Amounts
All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.

If such withholding or deduction is required by law, we will pay such additional amounts on the notes as will result in receipt by each beneficial owner of a note that is not a United States Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The foregoing obligation, however, to make any payment of additional amounts will not apply:

1.
to any tax, assessment or other governmental charge that would not have been imposed but for the holder or beneficial owner, a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner, being treated as:

a.
being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

b.
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment in respect of the notes or the enforcement of any rights under the Indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

c.
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

d.	being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of us; or

e.
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

2.
to any beneficial owner that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or beneficial owner (or their agents) to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

4.	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting by us or a paying agent from the payment;

5.	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

6.
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

7.
to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

8.
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

9.	in the case of any combination of items (1) through (8).
Except as specifically provided under this heading “Payment of Additional Amounts,” we will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge.
As used under this heading “Payment of Additional Amounts” and under the heading “Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States Person” means a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.
Discharge, Defeasance and Covenant Defeasance
Discharge. We may discharge some obligations to holders of any series of notes that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in euro in an amount sufficient to pay the notes, including any premium and interest.
Full Defeasance. We can, under particular circumstances, effect a full defeasance of the holder’s series of notes. By this we mean we can legally release ourselves from any payment or other obligations on the notes if we put in place the following arrangements to repay the holder:

•
We must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that the holders of outstanding notes of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, based on the fact that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (ii) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law.

If we did accomplish full defeasance, the holder would have to rely solely on the trust deposit for repayment on the notes. A holder could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.

Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the notes. This is called “covenant defeasance.” In that event, the holder would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and the holder would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•
We must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

•
We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing the holder to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves.

If we accomplish covenant defeasance, certain covenants in the Indenture and the notes would no longer apply. If we accomplish covenant defeasance, the holder can still look to us for repayment of the notes if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the notes become immediately due and payable, there may be a shortfall. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Listing of Notes
The 2021 notes are listed on the NYSE under the symbol “IFF 21” and the 2026 notes are listed on the NYSE under the symbol “IFF 26.”

Concerning the Trustee, Paying Agent, Transfer Agent and Registrar
The trustee with respect to the notes is U.S. Bank National Association. Elavon Financial Services DAC, UK Branch acts as the paying agent with respect to the notes. U.S. Bank National Association acts as transfer agent and registrar with respect to the notes.

DESCRIPTION OF THE 1.750% SENIOR NOTES DUE 2024
The following is a description of our 1.750% Senior Notes due 2024 (the “notes”), and does not purport to be complete. This description is subject to and qualified in its entirety by reference to the indenture, dated as of March 2, 2016, between us, as issuer, and U.S. Bank National Association, as trustee, and a related supplemental indenture, dated as of March 14, 2016 (together, the “Indenture”), which are incorporated by reference as exhibits to the Annual Report on Form 10-K of which this Exhibit 4.17 is a part.
General
The notes were initially limited to aggregate principal amount of €500,000,000. The maturity date of the notes is March 14, 2024.
We may from time to time, without giving notice to or seeking the consent of the holders of the original notes, issue notes having the same ranking and the same interest rate, maturity and other terms as the original notes. Any additional notes having such similar terms, together with the applicable original notes, will constitute a single series of notes under the Indenture, provided that any such further securities will be fungible with the notes for U.S. federal income tax purposes.
Interest and Principal
The notes bear interest at a fixed interest rate of 1.75% per annum.
The interest on the notes accrue from March 14, 2016, and are payable annually in cash in arrears on March 14 of each year to holders of record at the close of business on the fifteenth calendar day (whether or not that date is a business day), immediately preceding such interest payment date.
Interest on the notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the notes, to but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.
Any payment otherwise required to be made in respect of the notes on a date that is not a business day may be made on the next succeeding business day with the same force and effect as if made on that date. No additional interest will accrue as a result of a delayed payment. A “business day” is defined in the Indenture as any day, other than a Saturday or Sunday, (1) which is not a day on which banking institutions in The City of New York or The City of London are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
Ranking
The notes are our direct, unsecured and unsubordinated obligations and will rank equally with all of our existing and future other unsecured and unsubordinated indebtedness. The notes are effectively subordinated to any of our existing and future secured indebtedness, to the extent of the assets securing such indebtedness, and will be effectively subordinated to all liabilities of our subsidiaries, including trade payables.
Issuance in Euro; Payment on the Notes
Initial holders were required to pay for the notes in euro, and all payments on the notes will be payable in euro; provided that if the euro is unavailable to us due to the imposition of exchange controls or other circumstances beyond our control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the notes will be made in U.S. dollars until the euro is again available to us or so used. The amount payable on any date in euro will be converted into U.S. dollars on the basis of the then most recently available market exchange rate for euro. Any payment in respect of the notes so made in U.S. dollars will not constitute an event of default under the notes or the Indenture.
Place of Payment; Transfer and Exchange
The place or places where payments will be made, where the notes may be surrendered for registration of transfer, exchange or redemption and where notices may be given to us in respect of the notes is the office of the paying agent at Fifth Floor, 125 Old Broad Street, London EC2N 1AR, United Kingdom (or such other office of the paying agent in London, United Kingdom as agreed to by the Company and the paying agent); provided, however, that the payment of interest may be made at our option by check mailed to the address of the person entitled thereto at such address as shall appear in the security register.
Optional Redemption
The notes may be redeemed, in whole or in part, at our option, at any time or from time to time. Prior to December 14, 2023 (three months prior to the maturity of the notes), the redemption price for the notes to be redeemed will be equal to the greater of the following amounts:

•	100% of the principal amount of the notes to be redeemed on that redemption date; and

•
the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed on that redemption date, not including any portion of any payments of interest accrued to the redemption date, discounted to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA) (as defined in the rulebook of the International Capital Markets Association)) at the applicable Comparable Government Bond Rate (as defined below), plus 30 basis points;

plus, in each case, accrued and unpaid interest on the notes being redeemed to, but excluding, the redemption date.
On or after December 14, 2023 (three months prior to the maturity of the notes), the redemption price for the notes to be redeemed will be equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the notes to, but excluding, the redemption date.
Notwithstanding the foregoing, installments of interest on notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date in accordance with the notes and the Indenture.

We will mail notice of any redemption at least 30 days, but not more than 60 days, before the redemption date to each registered holder of the notes to be redeemed. Once notice of redemption is mailed, the notes called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. The notice of redemption will state any conditions applicable to a redemption and the amount of notes to be redeemed.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a German government bond (Bundesanleihe) whose maturity is closest to the maturity of the notes being redeemed, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by such independent investment bank, determine to be appropriate for determining the Comparable Government Bond rate.
“Comparable Government Bond Rate” means the price, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), at which the gross redemption yield on the notes, if they were to be purchased at such price on the third business day prior to the date fixed for redemption, would be equal to the gross redemption yield on such business day of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company.
On and after the redemption date, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption price and accrued interest. On or before the redemption date, we will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the notes to be redeemed on that date. If less than all of the notes are to be redeemed, the notes to be redeemed will be selected by the trustee, in accordance with the applicable depositary procedures; provided, however, that no notes of a principal amount of €100,000 or less shall be redeemed in part.
The notes are also subject to redemption prior to maturity if certain changes in U.S. tax law occur. If such changes occur, the notes may be redeemed at a redemption price of 100% of their principal amount plus accrued and unpaid interest to the date of redemption. See below “Redemption for Tax Reasons.”
Sinking Fund
The notes will not be entitled to the benefit of any mandatory redemption or sinking fund.
Offer to Repurchase Upon Change of Control Triggering Event
Upon a Change of Control Triggering Event (as defined below), unless we have previously exercised any right to redeem the notes as described above under “Optional Redemption,” each holder of notes will have the right to require us to repurchase all or any part (in minimum denominations of €100,000 or integral multiples of €1,000 in excess thereof) of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”). In the Change of Control Offer, we will offer payment in cash equal to 101% of the aggregate principal amount of such notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to, but not including, the date of repurchase (the “Change of Control Payment”).
Within 30 days following the date upon which the Change of Control Triggering Event occurs, or, at our option, prior to any Change of Control but after the public announcement of the pending Change of Control, we will mail a notice to each holder of notes, with a copy to the trustee, describing the terms of the Change of Control Offer and offering to repurchase the notes. Such notice will state, among other things, the purchase date, which must be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law (the “Change of Control Payment Date”). If the notice is mailed prior to the date of consummation of the Change of Control, it will state that the Change of Control Offer is conditioned on the Change of Control being completed on or prior to the Change of Control Payment Date.
We will not be required to make a Change of Control Offer if a third party makes an offer to purchase the notes at a purchase price equal to 101% of the aggregate principal amount of the notes plus accrued and unpaid interest, if any, on such notes to the date of purchase, in the manner, at the times and otherwise in compliance with the requirements for a Change of Control Offer made by us and such third party purchases all the notes properly tendered and not withdrawn under its offer.
On the Change of Control Payment Date, we will, to the extent lawful:

•	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

•	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

•
deliver or cause to be delivered to the trustee for cancellation the notes properly accepted together with an officers’ certificate stating the aggregate principal amount of the notes being purchased by us.

For purposes of the foregoing discussion of a repurchase at the option of holders upon the occurrence of a Change of Control, the following definitions are applicable:
“Change of Control” means the occurrence of any of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and of our subsidiaries’ properties or assets taken as a whole to any “person” (as that term is used in Section 13(d)(3) and Section 14(d) of the Exchange Act) other than us or one of our subsidiaries; (2) the adoption of a plan relating to our liquidation or dissolution; (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined in clause (1) above) becomes the beneficial owner (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of our then outstanding Voting Stock (measured by voting power rather than number of shares); or (4) we consolidate with, or merge with or into, any Person, or any Person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of our outstanding Voting Stock or Voting Stock of such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person immediately after giving effect to such transaction.
“Change of Control Triggering Event” means the occurrence of both (1) a Change of Control and (2) a Ratings Event.

“Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or if applicable, the equivalent investment grade credit rating from any substitute Rating Agency selected by us.
“Moody’s” means Moody’s Investors Service, Inc.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity, and includes a “person” as used in Section 13(d)(3) of the Exchange Act.
“Rating Agencies” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act, selected by us (as certified by a resolution of our board of directors) as a replacement agency for Moody’s or S&P, or both as the case may be.
“Ratings Event” means the occurrence of the events described in (1) or (2) below on any date during the period commencing 60 days prior to the date of the public notice of the occurrence of a Change of Control or our intention to effect a Change of Control and ending 60 days following consummation of such Change of Control (the “Trigger Period”), which Trigger Period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies: (1) in the event the notes are rated by both Rating Agencies as investment grade, the rating of the notes shall be reduced so that the notes are rated below investment grade by both Rating Agencies, or (2) in the event the notes are rated investment grade by one Rating Agency and below investment grade by the other Rating Agency, the rating of the notes by either Rating Agency shall be decreased by one or more gradations (including gradations within rating categories, as well as between rating categories) so that the notes are then rated below investment grade by both Rating Agencies.
“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Voting Stock” of a Person means shares, interests, participations or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Certain Covenants
Limitations on Liens
We will not, and will not permit any Restricted Subsidiary (as defined below) to, issue, incur, create, assume or guarantee any debt for borrowed money (collectively referred to as “Debt”) secured by any mortgage, security interest, pledge, lien, charge or other encumbrance (each a “Lien” and collectively, “Liens”) on any Principal Property (as defined below) or shares of stock (or other equivalents of or interests in equity) or indebtedness of a Restricted Subsidiary, unless the notes, and, at our option, any other indebtedness or guarantee ranking equally with such notes, are secured equally and ratably with, or at our option, prior to, such secured Debt, for so long as such Debt is so secured.
This restriction will not apply to Debt secured by:

•
liens on property, shares of stock or indebtedness of an entity existing at the time it becomes a Restricted Subsidiary, but not created in anticipation of the transaction in which such entity becomes a Restricted Subsidiary;

•	liens on property acquired by us or a Restricted Subsidiary existing at the time of acquisition by us or a Restricted Subsidiary;

•
liens on property acquired by us or a Restricted Subsidiary and created prior to, at the time of, or within 180 days after the acquisition of such property, or the completion of construction, the completion of improvements or the commencement of substantial commercial operation of such property, for the purpose of financing all or any part of the purchase price of such property, such construction or the making of such improvements;

•
liens on property, shares of stock or indebtedness of an entity existing at the time such entity is merged into or consolidated with us or a Restricted Subsidiary or at the time of a sale, lease or other disposition of all or substantially all of the properties of an entity as an entirety or substantially as an entirety to us or a Restricted Subsidiary, provided that the lien was not incurred in contemplation of such merger or consolidation or sale, lease or other disposition;

•
liens on our or a Restricted Subsidiary’s property or in favor of governmental bodies to secure payments of amounts owed under contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such liens;

•	liens to secure indebtedness owing to us or a Restricted Subsidiary;

•	liens existing on the date of the initial issuance of the notes; and

•
any extension, renewal or replacement of any Lien referred to above or of any Debt secured by that Lien; provided, however, that such extension, renewal or replacement Lien will secure no larger an amount of Debt than that existing at the time of such extension, renewal or replacement.

Notwithstanding the restrictions described above, we or a Restricted Subsidiary may issue, incur, create, assume or guarantee Debt secured by a Lien which would otherwise be subject to the foregoing restrictions without equally and ratably securing the notes, provided that after giving effect to the Debt secured by such Lien, the aggregate amount of all Debt so secured by Liens, not including Liens permitted above, does not exceed the greater of (1) 15% of Consolidated Net Tangible Assets (as defined below) or (2) $100 million.

Limitations on Sale and Lease-back Transactions
Sale and Lease-Back Transactions (as defined below) by us or any Restricted Subsidiary of any Principal Property, other than any such transaction involving a lease for a term of not more than three years or any such transaction between us and one of our Restricted Subsidiaries or between Restricted Subsidiaries, are prohibited unless at the effective time of such transaction:

•
we or the Restricted Subsidiary would be entitled, pursuant to the covenant relating to “Limitation on Liens,” without equally and ratably securing the notes, to incur Debt secured by a Lien on the Principal Property involved in such transaction in an amount at least equal to the Attributable Debt (as defined below) with respect to such Sale and Lease-Back Transaction; or

•
we or the Restricted Subsidiary applies, within 180 days of the effective date of the Sale and Lease-Back Transaction, an amount equal to the greater of (1) the net proceeds of such sale or (2) the Attributable Debt with respect to such Sale and Lease-Back Transaction, to either, or a combination of, (x) the prepayment or retirement, other than any mandatory retirement, mandatory prepayment or sinking fund payment or payment at maturity, of debt for borrowed money of us or a Restricted Subsidiary, other than debt subordinate to the notes or debt to us or a Restricted Subsidiary, that matures more than 12 months after its creation or (y) the purchase, construction or development of other comparable property.

Certain Definitions
For purposes of the foregoing discussion of certain covenants, the following definitions are applicable:
“Attributable Debt” as used with respect to a Sale and Lease-Back Transaction, means, at the time of determination, the lesser of (a) the fair market value of the Principal Property leased, as determined in good faith by our Board of Directors, or (b) the present value of the total net amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended, discounted at the rate of interest set forth or implicit in the terms of such lease, as determined in good faith by our Board of Directors, compounded semi-annually.
“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available, less applicable reserves and other properly deductible items, after deducting from such amount:

•	all current liabilities, including current maturities of long-term indebtedness and current maturities of obligations under capital leases; and

•
the total of the net book values of all assets of us and our Subsidiaries properly classified as intangible assets under U.S. generally accepted accounting principles, including goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets.

“Principal Property” means the land, improvements, buildings and fixtures (including any leasehold interest therein), constituting the principal corporate office, any manufacturing plant or any manufacturing or research or engineering facility, whether owned at or acquired after the date of the Indenture, that is owned or leased by us or a Restricted Subsidiary, that is located within the continental United States, and that has a net book value at the time of the determination in excess of the greater of 10% of our Consolidated Net Tangible Assets or $50 million, unless our Board of Directors has determined in good faith that such property is not material to the operation of the business conducted by us and our Subsidiaries taken as a whole; provided, however, for purposes of the Indenture, our corporate office located at 521 West 57th Street, New York, New York 10019-2960 will not be deemed a Principal Property.
“Restricted Subsidiary” means any Subsidiary (1) substantially all of whose property is located within the continental United States, (2) which owns a Principal Property and (3) in which our investment exceeds 1% of the aggregate amount of assets included on our consolidated balance sheet as of the end of the last fiscal quarter for which financial information is available. However, the term “Restricted Subsidiary” does not include any Subsidiary that is principally engaged in certain types of leasing and financing activities.
“Sale and Lease-Back Transaction” means any arrangement with any person providing for the leasing by us or any Restricted Subsidiary of any Principal Property, whether owned at the date of the issuance of the notes or thereafter acquired, excluding temporary leases of a term, including renewal periods, of not more than three years, that has been or is to be sold or transferred by us or any Restricted Subsidiary to such person with the intention of taking back a lease of this property.
“Subsidiary” means (a) any corporation at least a majority of whose outstanding voting stock shall at the time be owned, directly or indirectly, by us or by one or more of our subsidiaries or by us and one or more of our subsidiaries, (b) any general partnership, limited liability company, joint venture or similar entity, at least a majority of whose outstanding partnership or similar interests shall at the time be owned by us, or by one or more of our subsidiaries, or by us and one or more of our subsidiaries and (c) any limited partnership of which we or any of our subsidiaries is a general partner.

Redemption for Tax Reasons
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any political subdivision or taxing authority of or in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after March 7, 2016, we become or will become obligated, based upon a written opinion of independent counsel selected by us, to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the notes, and we cannot avoid such obligation by reasonable measures available to us, then we may at our option redeem, in whole, but not in part, the notes on not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued but unpaid on those notes to (but excluding) the date fixed for redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which we would be obliged to pay additional amounts as a payment in respect of the notes then due.
Payment of Additional Amounts
All payments of principal and interest in respect of the notes will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other governmental charges of whatever nature required to be deducted or withheld by the United States or any political subdivision or taxing authority of or in the United States, unless such withholding or deduction is required by law.
If such withholding or deduction is required by law, we will pay such additional amounts on the notes as will result in receipt by each beneficial owner of a note that is not a United States Person (as defined below) of such amounts (after all such withholding or deduction, including on any additional amounts) as would have been received by such beneficial owner had no such withholding or deduction been required. The foregoing obligation, however, to make any payment of additional amounts will not apply:

1.
to any tax, assessment or other governmental charge that would not have been imposed but for the holder or beneficial owner, a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner, or a person holding a power over an estate or trust administered by a fiduciary holder or beneficial owner, being treated as:

a.
being or having been present in, or engaged in a trade or business in, the United States, being treated as having been present in, or engaged in a trade or business in, the United States, or having or having had a permanent establishment in the United States;

b.
having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the notes, the receipt of any payment in respect of the notes or the enforcement of any rights under the Indenture), including being or having been a citizen or resident of the United States or treated as being or having been a resident thereof;

c.
being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for U.S. federal income tax purposes, a foreign tax exempt organization, or a corporation that has accumulated earnings to avoid United States federal income tax;

d.	being or having been a “10-percent shareholder,” as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision, of us; or

e.
being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, within the meaning of section 881(c)(3) of the Code or any successor provision;

2.
to any beneficial owner that is not the sole beneficial owner of the notes, or a portion of the notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

3.
to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of the notes, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

4.	to any tax, assessment or other governmental charge that is imposed otherwise than by withholding or deducting by us or a paying agent from the payment;

5.	to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

6.
to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

7.
to any tax, assessment or other governmental charge required to be withheld or deducted that is imposed on a payment pursuant to Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections that is substantively comparable and not materially more onerous to comply with), any Treasury regulations promulgated thereunder, or any other official interpretations thereof (collectively, “FATCA”), any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA;

8.
any tax, assessment or other governmental charge that is imposed or withheld solely by reason of a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later; or

9.	in the case of any combination of items (1) through (8).

Except as specifically provided under this heading “Payment of Additional Amounts,” we will not be required to pay additional amounts in respect of any tax, assessment or other governmental charge.
As used under this heading “Payment of Additional Amounts” and under the heading “Redemption for Tax Reasons,” the term “United States” means the United States of America, any state thereof, and the District of Columbia, and the term “United States Person” means a citizen or individual resident of the United States, a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, or any State thereof or the District of Columbia, an estate whose income is subject to U.S. federal income tax regardless of its source, or a trust (i) if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that validly elects to be treated as a U.S. person for U.S. federal income tax purposes.
Discharge, Defeasance and Covenant Defeasance
Discharge. We may discharge some obligations to holders of the notes that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in euro in an amount sufficient to pay the notes, including any premium and interest.
Full Defeasance. We can, under particular circumstances, effect a full defeasance of the holder’s notes. By this we mean we can legally release ourselves from any payment or other obligations on the notes if we put in place the following arrangements to repay the holder:

•
We must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on the due date.

•
We must deliver to the trustee a legal opinion confirming that the holders of outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, based on the fact that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling (which ruling may be, but need not be, issued with respect to the Company) or (ii) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law.

If we did accomplish full defeasance, the holder would have to rely solely on the trust deposit for repayment on the notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever become bankrupt or insolvent.
Covenant Defeasance. Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the notes. This is called “covenant defeasance.” In that event, the holder would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the notes and the holder would be released from any subordination provisions. In order to achieve covenant defeasance, we must do the following:

•
We must deposit in trust for the holder’s benefit and the benefit of all other direct holders of the notes a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the notes on their due date.

•
We must deliver to the trustee a legal opinion confirming that under current federal income tax law we may make the above deposit without causing the holder to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves.

If we accomplish covenant defeasance, certain covenants contained in the Indenture and the notes would no longer apply. If we accomplish covenant defeasance, the holder can still look to us for repayment of the notes if there were a shortfall in the trust deposit. If one of the remaining events of default occurs, for example, our bankruptcy, and the notes become immediately due and payable, there may be a shortfall. Depending on the event causing the default, the holder may not be able to obtain payment of the shortfall.

Listing of Notes
The notes are listed on the NYSE under the symbol “IFF 24.”

Concerning the Trustee, Paying Agent, Transfer Agent and Registrar
The trustee with respect to the notes is U.S. Bank National Association. Elavon Financial Services Limited acts as the paying agent, transfer agent and registrar with respect to the notes.